April 16, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read Official Payments Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K filed on April 16, 2012 and we agree with such statements concerning our firm.

Sincerely,

McGladrey & Pullen, LLP